Exhibit 5.1
[Letterhead of Willkie Farr & Gallagher LLP]
May 2, 2007
Pharmion Corporation
2525 28th Street
Boulder, Colorado 80304
Re:      Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Pharmion Corporation, a Delaware corporation (the “Registrant”), in connection with registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to: shares of common stock, par value $0.001 per share, of the Registrant (the “Common Stock”); shares of preferred stock, par value $0.001 per share, of the Registrant (the “Preferred Stock”); senior and subordinated debt securities of the Registrant (the “Debt Securities”); warrants to purchase or sell securities of the Registrant (the “Warrants”); purchase contracts for the purchase or sale of securities of the Registrant or third parties (the “Purchase Contracts”); and units consisting of two or more of such securities (the “Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Purchase Contracts and the Units are herein referred to collectively as the “Securities.” The Securities may be issued and sold from time to time by the Registrant after the Registration Statement to which this opinion is an exhibit becomes effective. The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.
     We have examined such documents as we have considered necessary for purposes of this opinion, including (i) the Form of Indenture for Senior Debt Securities (the “Senior Indenture”), (ii) the Form of Indenture for Subordinated Debt Securities (the “Subordinated Indenture”), (iii) a certified copy of the amended and restated certificate of incorporation, as amended, and bylaws of the Registrant and (iv) such other documents and matters of law as we have deemed necessary in connection with the opinions hereinafter expressed.
     As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Registrant and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the

Pharmion Corporation
May 2, 2007

conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the capacity of natural persons.
A. Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:
     1. Upon the taking of appropriate corporate action by Pharmion to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters; the effectiveness of the Registration Statement under the Act; the qualification of the Senior Indenture or the Subordinated Indenture, as the case may be, under the Trust Indenture Act of 1939, as amended; the compliance with the “blue sky” laws of certain states; the due execution and delivery by Pharmion, as issuer thereunder, and the other parties thereto of the Senior Indenture, the Subordinated Indenture and any amendment of or supplement to the Senior Indenture or Subordinated Indenture, as the case may be (each of the Senior Indenture and the Subordinated Indenture, as so amended or supplemented, being referred to as an “Indenture,” and the trustee under any Indenture being referred to as a “Trustee”), assuming that the relevant Indenture is consistent with the form thereof filed as an exhibit to the Registration Statement (the foregoing, constituting the “Debt Authorization Assumptions”), the Debt Securities will be duly and validly authorized. In addition, when the Debt Securities are duly executed by Pharmion, authenticated by the relevant Trustee and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein, the relevant Indenture and the applicable definitive purchase, underwriting or similar agreement (the foregoing, constituting the “Debt Offering Assumptions”), the Debt Securities will constitute valid and legally binding obligations of Pharmion, enforceable against Pharmion in accordance with the terms thereof, entitled to the benefits of the relevant Indenture.
     2. Upon the taking of appropriate corporate action by Pharmion and its stockholders, including the approval of the terms of any class or series of Preferred Stock and the authorization of the execution and filing of a Certificate of Designation (a “Certificate”) relating thereto with the Delaware Secretary of State, and the filing of the Certificate; the effectiveness of the Registration Statement under the Act; and the compliance with the “blue sky” laws of certain states, the Preferred Stock will be duly and validly authorized, and, when certificates representing the shares of Preferred Stock are duly executed by Pharmion, countersigned, registered, sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, the Preferred Stock will be validly issued, fully paid and nonassessable.
     3. Upon the taking of appropriate corporate action by Pharmion and its stockholders; the effectiveness of the Registration Statement under the Act; and the compliance with the “blue sky” laws of certain states, the Common Stock will be duly and validly authorized, and, when the certificates representing shares of Common Stock are duly executed by Pharmion, countersigned, registered, sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the

Pharmion Corporation
May 2, 2007

applicable definitive purchase, underwriting or similar agreement, the Common Stock will be validly issued, fully paid and nonassessable.
     4. Upon the taking of appropriate corporate action by Pharmion and its stockholders; the effectiveness of the Registration Statement under the Act; the compliance with the “blue sky” laws of certain states; the due execution and delivery by the parties thereto of a Warrant Agreement relating to Warrants, and each amendment thereof or supplement thereto (each such Warrant Agreement, as so amended or supplemented, being referred to as a “Warrant Agreement”), assuming that the relevant Warrant Agreement is consistent with the description thereof contained in the Registration Statement; and assuming the legality and validity of the Securities (other than Warrants) underlying such Warrants, the Warrants will be duly and validly authorized, and, when the Warrants are duly executed by Pharmion, authenticated by the warrant agent and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein, the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, the Warrants will constitute valid and legally binding obligations of Pharmion enforceable against Pharmion in accordance with their terms and will entitle the holders thereof to the rights specified in the Warrant Agreement.
     5. Upon the taking of appropriate corporate action by Pharmion and its stockholders; the effectiveness of the Registration Statement under the Act; the compliance with the “blue sky” laws of certain states; the due execution and delivery by the parties thereto of a Purchase Contract Agreement relating to Purchase Contracts, and each amendment thereof or supplement thereto (each such Purchase Contract Agreement, as so amended or supplemented, being referred to as a “Purchase Contract Agreement”), assuming that the relevant Purchase Contract Agreement is consistent with the description thereof contained in the Registration Statement; and assuming the legality and validity of the Securities (other than Purchase Contracts) underlying such Purchase Contracts, the Purchase Contracts will be duly and validly authorized, and, when the Purchase Contracts are duly executed by Pharmion, authenticated by the purchase contract agent and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein, the Purchase Contract Agreement and the applicable definitive purchase, underwriting or similar agreement, the Purchase Contracts will constitute valid and legally binding obligations of Pharmion enforceable against Pharmion in accordance with their terms and will entitle the holders thereof to the rights specified in the Purchase Contract Agreement.
     6. Upon the taking of appropriate corporate action by Pharmion and its stockholders; the effectiveness of the Registration Statement under the Act; the compliance with the “blue sky” laws of certain states; the due execution and delivery by the parties thereto of a Unit Agreement relating to Units, and each amendment thereof or supplement thereto (each such Unit Agreement, as so amended or supplemented, being referred to as a “Unit Agreement”), assuming that the relevant Unit Agreement is consistent with the description thereof contained in the Registration Statement; and assuming the legality and validity of the Securities (other than Units) underlying such Units, the Units will be duly and validly authorized, and, when the Units are duly executed by Pharmion, authenticated by the unit agent and sold and delivered at the price and in accordance with the terms

Pharmion Corporation
May 2, 2007

set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein, the Unit Agreement and the applicable definitive purchase, underwriting or similar agreement, the Units will constitute valid and legally binding obligations of Pharmion enforceable against Pharmion in accordance with their terms and will entitle the holders thereof to the rights specified in the Unit Agreement.
B. The foregoing opinions are subject to the following assumptions, qualifications and exceptions:
     1. The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the Federal laws of the United States as in effect on the date of this opinion typically applicable to transactions of the type contemplated by this opinion and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.
     2. The opinions set forth above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be sought, and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Insofar as provisions of any of the documents referenced in this opinion letter provide for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.
     3. We express no opinion as to provisions of the documents referenced in this opinion letter insofar as such provisions relate to (i) the subject matter jurisdiction of a United States Federal court to adjudicate any controversy relating to such documents, (ii) the waiver of inconvenient forum with respect to proceedings in any such United States Federal court, (iii) the waiver of right to a jury trial, (iv) the validity or enforceability under certain circumstances of provisions of the documents with respect to severability or any right of setoff, or (v) limitations on the effectiveness of oral amendments, modifications, consents and waivers.
     4. This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of the Offered Securities” in the Prospectus.

Pharmion Corporation
May 2, 2007

     In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,

/s/ Willkie Farr & Gallagher LLP

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